UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
          On July 11, 2007, the Board of Directors of ITC Holdings Corp. (the “Company”) appointed Ms. Hazel R. O’Leary as a director of the Company. There are no understandings or arrangements between Ms. O’Leary and any other person pursuant to which Ms. O’Leary was selected as a director of the Company. Ms. O’Leary does not have any family relationship with any director or executive officer of the Company. It has not yet been determined on which committees of the Board of Directors of the Company Ms. O’Leary will serve.
          In connection with her service as a director, Ms. O’Leary will receive the Company’s standard non-employee director cash and equity compensation. Specifically, Ms. O’Leary will receive a pro-rata portion of the $25,000 annual cash retainer and the annual equity retainer of restricted stock with a value, at the time of grant, of $55,000, under the Company’s 2003 Stock Purchase and Option Plan. Additionally, Ms. O’Leary will receive $1,500 per meeting of the Board of Directors and, when she is appointed to committees, $1,500 per meeting of a committee on which she serves.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
July 16, 2007

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President and General Counsel